Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2026 (April 23, 2026, as to the effects of the reverse stock split and stock option grants disclosed in Note 16) relating to the financial statements of Avalyn Pharma Inc., appearing in registration statement No. 333-294932 on Form S-1 of Avalyn Pharma Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 30, 2026